UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MEDIACO HOLDING INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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MEDIACO HOLDING INC.

ONE EMMIS PLAZA

40 MONUMENT CIRCLE

INDIANAPOLIS, INDIANA 46204

Additional Information Regarding MediaCo Holding Inc.’s 2020 Annual Meeting of Shareholders to be Held on Thursday, May 14, 2020

MediaCo Holding Inc. (the “Company”) issued the following press release on April 30, 2020, which relates to its proxy statement that was dated April 3, 2020 (the “Proxy Statement”) and was furnished to the Company’s shareholders in connection with the solicitation of proxies for use at the 2020 Annual Meeting of Shareholders to be held on Thursday, May 14, 2020. This supplement should be read in conjunction with the Proxy Statement.

Notice of change of location

of 2020 annual meeting of shareholders

to be held on thursday, may 14, 2020

For Immediate Release

Thursday, April 30, 2020

New York … MediaCo Holding Inc. (the “Company”) (Nasdaq: MDIA), today announced that, due to the continuing coronavirus (COVID-19) pandemic and out of concern for the health and safety of our shareholders and other possible attendees at our 2020 Annual Meeting of Shareholders (the “Annual Meeting”), the Annual Meeting will be held in a virtual-only format, instead of as an in-person event in New York City as originally planned.  The Annual Meeting will still be held at the previously-announced time and date of 9:00 a.m., Eastern, on Thursday, May 14, 2020.

Shareholders of record and beneficial holders of common stock as of the close of business on March 9, 2020 (the “Record Date”), will be entitled to participate in the Annual Meeting via a toll-free conference call at 9:00 a.m., Eastern, on Thursday, May 14, 2020. To participate in the Annual Meeting, shareholders will need to dial 1-517-623-4891 and enter passcode 5295370.  Participation through this dial in number will enable shareholders to hear the proceedings of the meeting, but will not permit shareholders to vote or change their vote at the meeting.

Accordingly, the Company strongly recommends all shareholders as of the Record Date vote their shares in advance of the Annual Meeting by submitting their proxy by completing, signing, dating and mailing the previously provided proxy card; by voting via the Internet at www.proxyvote.com; or by calling the toll-free telephone number listed on the proxy card, (800) 690-6903.